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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Willis Group Holdings Limited on Form S-3 of our report dated February 5, 2003, except for Notes 20 and 21, as to which the date is April 16, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets"), appearing in the Current Report on Form 8-K of Willis Group Holdings Limited dated April 16, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is incorporated by reference into this Registration Statement.

/s/ Deloitte & Touche

DELOITTE & TOUCHE

London
April 30, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT